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                                                                    Exhibit 10.1

                         ALLSTATE LIFE INSURANCE COMPANY

                                FUNDING AGREEMENT

                                   [FA: 00000]

       ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company ("Allstate Life"), agrees to establish a Funding Account as specified in this agreement (this "Agreement") for [ ], (the "Owner", which term shall include its permissible successors and assignees).

       This Agreement is issued pursuant to an application (the "Application") by the Owner, a copy of which is attached to and made a part of this Agreement.

       This Agreement is issued in and is subject to the laws of the State of Illinois.

       This Agreement is executed by Allstate Life at its principal offices located at Northbrook, Illinois on [signing date], to take effect as of such date (the "Effective Date").

1.     Deposit Amounts

       Allstate Life agrees to accept, and the Owner agrees to pay or cause to be paid to Allstate Life, [on] [within [ ] days of] the Effective Date the amount (the "Deposit Amount") identified in the Funding Agreement Pricing Annex ("Annex") attached hereto.

2.     Funding Account

       Upon receipt of the Deposit Amount, Allstate Life will establish an account in the name of the Owner on its books and records (the "Funding Account") and credit such account with an amount equal to the Principal Amount (as identified in the Annex). Allstate Life is neither a trustee nor a fiduciary with respect to the Funding Account. All assets credited to the Funding Account shall be the exclusive property of Allstate Life and Allstate Life shall have the sole rights to control, manage and administer such assets. Allstate Life may commingle such assets with its other general account assets.

       Allstate Life shall calculate and credit interest to the Funding Account in accordance with the terms set forth in the Annex. At the end of any day, the balance of the Funding Account (the "Funding Account Balance") shall be equal to the Principal Amount, plus any accrued interest, less any amounts previously withdrawn pursuant to the terms hereof.

3.     Entire Agreement

       This Agreement (including the Annex) and the Application constitute the entire contract between Allstate Life and the Owner with respect to the subject matter hereof


[FA:0205N01]                                    [Internal Identification Number]

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       except for additional terms, if any, regarding any transfers or assignments hereof made in accordance with Section 5.

4.     Representations and Warranties

       Each party hereto represents and warrants to the other that as of the date hereof:

       (i) it has the power to enter into this Agreement and to consummate the transactions contemplated hereby;

       (ii) this Agreement has been duly authorized, executed and delivered by the representing party;

       (iii) assuming the due authorization, execution and delivery of this Agreement by the other party, this Agreement constitutes a legal, valid and binding obligation of the representing party; and

       (iv) this Agreement is enforceable in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and subject as to enforceability to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

       It is understood and agreed that Allstate Life makes no representation or warranty as to:

       (i)    the eligibility of the Owner to enter into or own this Agreement;

       (v) any other matter regarding the Owner or any depositor, trustor, agent or holder of any interest, instrument or security of the Owner; or

       (vi) whether any payment made under this Agreement will be subject to withholding, deduction or reduction as a result of any tax or similar law or regulation.

       In performing its obligations hereunder, Allstate Life is not acting as a fiduciary, agent or other representative of the Owner or anyone else. All representations and warranties made by the Owner and Allstate Life in this Agreement shall be considered to have been relied upon by the other and shall survive the execution hereof.

5.     Assignment of Agreement

       This Agreement may not be transferred or assigned by the Owner without the express written consent of Allstate Life. Allstate Life shall maintain a record of the ownership of this Agreement as part of its books and records. Notwithstanding anything in this Agreement to the contrary, no transfer or assignment of an interest in this Agreement or any right to receive payments under this Agreement shall be effective until Allstate Life shall have affirmed in writing to the new Owner or a financial institution holding this Agreement on behalf of the new Owner that it has changed its books and records


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       to reflect such transfer or assignment of an interest in this Agreement or any right to receive payments hereunder. Allstate Life covenants, and the Owner agrees, that Allstate Life will effect all transfers and assignments of this Agreement only through a book entry system maintained by Allstate Life within the meaning of Treasury Regulation Section 1.871-14 (c)(1)(i).

6.     Tax Treatment

       Allstate Life and the Owner agree that this Agreement shall be disregarded for United States federal income tax purposes. Allstate Life and the Owner further agree that if this Agreement is not so disregarded, it will and is intended to be treated as a debt obligation of Allstate Life issued in registered form within the meaning of Treasury Regulation
       Section 1.871-14(c)(1)(i).

7.     Notice Required

       Any notice, directive, certificate or other writing required by the provisions of this Agreement to be delivered to Allstate Life shall be delivered in writing by prepaid first class mail or courier or facsimile transmission to its principal office at Allstate Life Insurance Company, 3100 Sanders Road, Northbrook, Illinois 60062 [Attn: M3A]. Any notice, directive, certificate or other writing required under this Agreement to be delivered to the Owner shall be delivered in writing by prepaid first class mail or courier or facsimile transmission to the Owner at its principal place of business. Unless otherwise specified in this Agreement, any notice is effective when received.

8.     Authority to Bind Allstate Life

       No agent has authority to change, modify or add to this Agreement or to waive any of its provisions. No change, modification, addition to, or waiver of any provision of this Agreement shall be valid as against Allstate Life unless evidenced by written modification or amendment hereto signed on behalf of Allstate Life by the President and Secretary of Allstate Life.

9.     Amendment and Modification

       This Agreement may be amended or modified with respect to any provision at any time and from time to time by written agreement between the Owner and Allstate Life. No such amendment or modification shall require the consent of any other person.

10.    Payments to the Owner

       Allstate Life shall withdraw from the Funding Account and pay to or at the direction of the Owner amounts in accordance with the terms set forth in the Annex hereto.

       All payments made by Allstate Life to the Owner hereunder shall be paid in cash, in same-day, freely transferable funds on the date of payment to such account as has been specified for such purpose in writing by the Owner to Allstate Life.


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11.    Additional Amounts.

       All payments due to be made by Allstate Life to the Owner under the terms of this Agreement will be made without any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax, unless such withholding or deduction is required by law. [Subject to Section 12, if any such withholding or deduction is required or if any such withholding or deduction is required under any indebtedness issued by the Owner that is secured by this Agreement, then Allstate Life will pay such additional amount ("Additional Amount") so that the net amount realized by the Owner or the holder or beneficial owner, as applicable, of such indebtedness ("Noteholder") (net of any such withholding or deduction under this Agreement or any such indebtedness) will equal the amount that would have been paid under this Agreement or any such indebtedness had no such deduction or withholding been required.

       Notwithstanding anything herein to the contrary, Allstate Life shall not be required to make any payment of any Additional Amount in accordance with the first paragraph of this Section 11 for or on account of

       (i) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for the existence of
              (i) any present or former connection between the Owner or the Noteholder and the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) the Owner's or such Noteholder's status as a controlled foreign corporation for United States federal income tax purposes within the meaning of Section 957(a) of the Internal Revenue Code of 1986, as amended (the "Code") related within the meaning of Section 864(d)(4) of the Code, to Allstate Life, (iii) the Owner or such Noteholder being a bank for United States federal income tax purposes whose receipt of interest under this Agreement is described in Section 881(c)(3)(A) of the Code, (iv) the Owner or such Noteholder actually or constructively owning 10 percent or more of the total combined voting power of all classes of stock of Allstate Life entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury Regulations promulgated thereunder or (v) the Owner or such Noteholder being subject to income tax withholding or backup withholding as of the date of purchase by the Owner or such Noteholder;

       (ii) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for the presentation of this Agreement or any such indebtedness referred to above (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for,


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              whichever occurs later;

       (iii) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the Owner or a Noteholder to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Owner or a Noteholder, if compliance is required by statute, by regulation, judicial or administrative interpretation, or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

       (iv) any inheritance, gift, estate, personal property, sales or transfer tax;

       (v) any tax that is payable otherwise than by withholding from payments with respect to this Agreement or any such indebtedness referred to above;

       (vi) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on this Agreement being treated as contingent interest described in Section 871(h)(4) of the Code for United States federal income tax purposes, but only to the extent such treatment was disclosed in writing to the Owner or a Noteholder, as the case may be, at the time the Owner or such Noteholder became the Owner or a Noteholder, as the case may be;

       (vii) any tax, duty, levy, assessment or other governmental charge that would not have been imposed but for an election by the Owner or a Noteholder, the effect of which is to make payment in respect of this Funding Agreement subject to Untied States federal income tax; or

       (viii) any combination of items (i), (ii), (iii), (iv), (v), (vi) or
              (vii) above.]

12.    Termination of Agreement

       (a) This Agreement shall terminate and cease to be of any further force or effect at the close of the first day upon which Allstate Life and the Owner have completed all of the duties and obligations which have arisen under this Agreement.

       (b) [If Allstate Life is obligated to withhold or deduct any taxes with respect to any payment under this Agreement or pay any Additional Amount, as described in Section 11, or with respect to any related contract between Allstate Life and the Owner, or if there is a material probability that Allstate Life will become obligated to withhold or deduct any such taxes or pay any Additional Amount (in the opinion of independent counsel selected by Allstate Life), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or


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              interpretation thereof (including, but not limited to, Allstate
              Life's receipt of a written adjustment from the Internal Revenue Service in connection with an audit); then Allstate Life may terminate this Agreement by giving not less than 30 and no more than 75 days prior written notice to the Owner and by paying to the Owner on the date specified in such notice the Funding Account Balance and all Additional Amounts as may be required to be paid with respect thereto pursuant to Section 11, provided that no such notice of termination may be given earlier than 90 days prior to the earliest day when Allstate Life would become obligated to pay any Additional Amount, as may be required pursuant to Section 11, if a payment in respect of this Agreement would otherwise be due on such date.]

       (c) Each of the following events shall constitute an "Event of Default" under this Agreement:

              (i) default in the payment when due and payable of any Principal Amount; or

              (ii) default in the payment of any interest accrued with respect to the Funding Account Balance pursuant to the provisions of this Agreement when such amounts become due and payable, and continuance of such default for a period of five Business Days; or

              (iii) Allstate Life fails, is unable, or Allstate Life admits in writing its inability, generally to pay its debts as such debts become due; or the Board of Directors of Allstate Life adopts any action to approve or for the purpose of effecting any of the actions referred to in this paragraph
                     (iii); or

              (iv) default in the performance or breach of any one or more of the other covenants of Allstate Life herein, and continuance of such default or breach for a period of 45 days after there has been given notice thereof to Allstate Life; or

              (v) a court having jurisdiction in the premises has entered a decree or order for relief in respect of Allstate Life in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect of the United States of America or any other applicable jurisdiction which decree or order is not stayed; or any other similar relief has been granted under any applicable law; or

              (vi) an insolvency case has been commenced against Allstate Life under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America or any other applicable jurisdiction and such case shall not have been dismissed or


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                     stayed, in each case within 45 days, or a decree or order
                     of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, rehabilitator, conservator, sequestrator, trustee, custodian or other officer having similar powers over Allstate Life, or over all or a substantial part of its property, has been entered; or there has occurred the involuntary appointment of an interim receiver, trustee or other custodian of Allstate Life, for all or a substantial part of its property; or a court having jurisdiction in the premises has entered a decree or order declaring the dissolution of Allstate Life; or a warrant of attachment, execution or similar process has been issued against any substantial part of the property of Allstate Life; or

              (vii) the Director of the Illinois Department of Insurance or any other insurance supervisor having jurisdiction over Allstate Life shall have issued any order under the Illinois Insurance Code or other applicable insurance law to rehabilitate, liquidate, or conserve the assets of, or take other similar action with respect to, Allstate Life; or

              (viii) Allstate Life commences a voluntary case or other
                     proceeding seeking liquidation, dissolution, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States of America (or any state thereof) or any other applicable jurisdiction, or seeking the appointment of a receiver, liquidator, rehabilitator, sequestrator, conservator or other similar officer of Allstate Life or any substantial part of its property, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Allstate Life makes any general assignment for the benefit of creditors.

              If one or more Events of Default shall have occurred and be continuing (other than an Event of Default specified in any of clause (iii) through (viii) above), the Owner may, by written notice to Allstate Life, declare the Funding Account Balance to be due and payable and such amounts shall become due and payable on the date the written declaration is given to Allstate Life; provided that if an Event of Default specified in any of clauses
              (iii) through (viii) above occurs, the Funding Account Balance will be automatically and immediately due and payable without any declaration or other act on the part of the Owner; provided that, without affecting the obligation of Allstate Life to repay such amounts, no such repayment shall be made in preference to other policyholders of Allstate Life.


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              Allstate Life will forthwith notify the Owner of the occurrence of any Event of Default.

              Upon the payment to the Owner of the Funding Account Balance [and all Additional Amounts required to be paid with respect thereto pursuant to Section 11], this Agreement shall terminate.

       [(d) If Allstate Life exercises its rights, at its sole option, to terminate the Funding Agreement and accelerate the payment of the Funding Account Balance in accordance with the Early Termination Rights provisions set forth in the Annex, this Agreement shall terminate upon the payment to the Owner of the Funding Account Balance [and all Additional Amounts required to be paid with respect thereto pursuant to Section 11].]

13. Supplemental Agreements [Insert if the Agreement is the Original Agreement (as defined below) to be issued]

       Within six months of the date of issue of this Agreement, Allstate Life may issue to the initial Owner of this Agreement one or more additional funding agreements and may provide in any such additional funding agreement that such additional funding agreement shall constitute part of the same obligation of Allstate Life as this Agreement (any such additional funding agreement, a "Supplemental Agreement"), and such Supplemental Agreement shall be subject to the same terms and conditions as this Agreement (including those set forth in the Funding Agreement Pricing Annex), except that the Effective Date, the Deposit Amount, the Principal Amount and the amount of the first interest payment, if any, may be different with respect to such Supplemental Agreement; provided that the issuance of such Supplemental Agreement will satisfy the conditions of Treasury Regulation Section 1.1275-2(k)(2)(ii) and will constitute a "Qualified Reopening" under Treasury Regulation
       Section 1.1275-2(k)(3)(ii) without regard to subparagraph (A) thereof.

       [insert if the Agreement is a Supplemental Agreement.] This Agreement has been issued as a supplement to Funding Agreement No. [___] issued by Allstate Life on [_______] (the "Original Agreement") and shall constitute part of the same obligation of Allstate Life as the Original Agreement.]


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[OWNER]                                 ALLSTATE LIFE INSURANCE COMPANY


                                                   /s/ Thomas J. Wilson
--------------------------------        ----------------------------------------
              Owner                                 [Thomas J. Wilson
                                                       President]



                                                  /s/ Michael J. Velotta
--------------------------------        ----------------------------------------
             Signature                              [Michael J. Velotta
                                                         Secretary]

--------------------------------
               Title
                                        This Agreement is executed on behalf of
                                        Allstate Life Insurance Company at
                                        Northbrook, Illinois.


--------------------------------
               Date


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                        ALLSTATE LIFE INSURANCE COMPANY

                        FUNDING AGREEMENT PRICING ANNEX

              THE SPECIFICATIONS HEREIN APPLY ONLY TO THIS ANNEX:

Owner of Funding Agreement:                           [   ], its Successors or Assignees

Agreement No.:                                        FA-[xxxx]

Effective Date:                                       [    ]

Agreement Period:                                     [    ] to [    ] (Maturity Date)]

Deposit Amount:                                       [actual amount deposited with Allstate Life]

Principal Amount:                                     [full amount to be repaid by Allstate Life at
                                                      maturity]

Currency:                                             [    ]

Business Day                                          [definition of Business Day]

Business Day Convention:                              [specification of date for payment of interest
                                                      or principal when due date is not a Business
                                                      Day]

Interest Rate:                                        [interest rate applied to the Principal
                                                      Amount]

Due Dates for Payment(s) to Owner:                    [    ]

[Additional Terms and Conditions Relating to Periodic Payments under the Funding
Agreement ]

[Early Termination Rights:]                           [rights of Allstate Life to terminate the
                                                      Funding Agreement, at its sole option, prior
                                                      to the Maturity Date, in which case Allstate
                                                      Life shall pay the Funding Account Balance
                                                      to the Owner and the Funding Agreement
                                                      shall terminate]


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[Partial Pre-Payment Rights:]                         [rights of the Owner require partial pre-
                                                      payment of the Funding Account Balance
                                                      prior to the Maturity Date in the event of the
                                                      death of a Noteholder, such pre-payment
                                                      rights to not exceed $[ ] during any one
                                                      calendar year]


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                         ALLSTATE LIFE INSURANCE COMPANY


                                   APPLICATION


      Application is hereby made to Allstate Life Insurance Company by [ ] for a Funding Agreement containing the terms set forth in the Annex attached to this Application.


      This Application is executed in duplicate, one counterpart being retained by applicant and the other returned to Allstate Life Insurance Company.


      It is agreed that this Application supersedes any previous application for a Funding Agreement on substantially similar terms as contained in the Annex attached to this Application.


Dated this ____ day of _________, 20_________, at______________________________.


           ___________________________________________________________
                            (Full Name of Applicant)


By:____________________________________


Its:___________________________________


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